UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  November 13, 2006

Capital One Funding, LLC

as Depositor on behalf of

Capital One Master Trust

(Exact name of registrant as specified in its charter)

Virginia	00—25762	54—2058720
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Mail Stop: 12017-0500 140 East Shore Drive, Room 1071-B,
Glen Allen, Virginia		23059
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code):

(804) 290-6959

(Former name or former address, if changed since last report):

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                                      Other Events

Capital One Bank is the servicer for the Capital One Master Trust under the Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002 and January 13, 2006.  Capital One Services, Inc., a subsidiary of Capital One Financial Corporation and affiliate of Capital One Bank, performs certain servicing functions for the Capital One Master Trust in its capacity as a sub-servicer for Capital One Bank.  On August 5, 2005, Capital One Services, Inc. entered into a processing services agreement with Total System Services, Inc. (“TSYS”). Under the terms of the agreement:  (i) Capital One Services, Inc. would convert the substantial majority of its credit card account portfolios to TSYS’ TS2 transaction and account processing platform; and (ii) Capital One Services, Inc. would transition to TSYS’ call center desktop platform and TSYS’ rewards platform.  In July, 2006, Capital One Services, Inc. began the initial stage of its conversion to TSYS by converting its small business credit card portfolio and rewards platform to the TSYS systems.  In October, 2006, Capital One Services, Inc. completed its second and most significant stage of the conversion to the TSYS platform and is now operating a substantial majority of its credit card portfolio on TSYS’ systems.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

CAPITAL ONE MASTER TRUST

By:	CAPITAL ONE FUNDING, LLC, as Depositor

By: /s/ Steve Richter
Name: Steve Richter
Title: Assistant Vice President

Date: November 13, 2006